UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

SYNLOGIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37566	26-1824804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St. Suite 402
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On November 22, 2022, Synlogic Operating Company, Inc. (“Synlogic OpCo”), a wholly-owned subsidiary of Synlogic, Inc. (the “Company”), entered into a Statement of Work (the “SOW”) with Azzur Cleanrooms-On-Demand – Boston, LLC, (“Azzur”) pursuant to a License and Services Agreement (the “License Agreement”), effective as of April 28, 2021, by and between Synlogic OpCo and Azzur.

Synlogic OpCo entered into an SOW with Azzur on January 21, 2022 (the “Previous SOW”). Pursuant to the Previous SOW, Synlogic OpCo was granted access to, and use of, the Azzur Suite for a period of 14 months, from January 2022 to March 2023. A copy of the Previous SOW is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The SOW extends the term of the Previous SOW to cover the period beginning April 1, 2023 through December 31, 2023 (the “Term”). Synlogic OpCo retains the option to extend the Term twice, the first time through June 30, 2024 and subsequently through December 31, 2024. The total estimated cost during the Term is $1.7 million.

The summary of the SOW is qualified in its entirety by reference to the full text of the SOW, copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2022	Synlogic, Inc.
	By:	/s/ Michael Jensen
	Name: Title:	Michael Jensen Chief Financial Officer